Exhibit 99.1

PRESS RELEASE

Smartkem Reports Third Quarter 2025 Financial Results

Manchester, England – Thursday, November 13, 2025 – Smartkem (Nasdaq: SMTK), which is seeking to change the world of electronics with a new class of transistor technology, today provides a business update and reports its financial results for the three and nine months ended September 30, 2025.

Third Quarter 2025 Highlights:

•	Signed a non-binding Letter of Intent with Jericho Energy Ventures to create a U.S.-owned, AI-focused infrastructure company.

•	Announced a preliminary joint development agreement with Manz Asia for advanced computer and AI chip packaging solutions.

•	Delivered feature presentations at the 25th International Meeting on Information Display (IMID) in Busan, Korea.

•	Participated at the PlayNitride 2025 Technology Forum in Taiwan.

•	Exhibited at SEMICON® Taiwan 2025.

•	Presented and exhibited at MicroLED Connect 2025 in Eindhoven, The Netherlands.

•	Presented and exhibited at TechBlick Berlin: The Future of Electronics RESHAPED 2025.

Summary Third Quarter 2025 Financial Results

•	Revenue was $81 thousand for the three months ended September 30, 2025, compared to $40 thousand for the same period of 2024, primarily as a result of sales of OTFT backplanes and TRUFLEX® materials for customer assessment and development purposes.

•	Operating expenses were $2 million for the three months ended September 30, 2025, compared to $1.5 million for the same period of 2024.

•	Loss from operations was $3.1 million for the three months ended September 30, 2025, compared to $2.8 million for the same period of 2024.

•	Cash and cash equivalents were $0.9 million as of September 30, 2025, compared to $7.1 million as of December 31, 2024.

•	On October 31, 2025, the Company obtained $1,000,000 of bridge financing in exchange for the issuance of $1,100,000 principal amount of its Senior Secured Notes due April 30, 2026, 2026 and five-year warrants to purchase up to 400,000 shares of common stock at the exercise price of $2.75 per share. The Notes are secured by security interests on all of the assets of the Company and its subsidiaries.

About Smartkem

Smartkem is seeking to change the world of electronics with a new class of transistors developed using its proprietary advanced semiconductor materials. Our TRUFLEX® materials can be used in a range of applications including next generation MicroLED, LCD and AMOLED displays, as well as advanced computer and AI chip packaging, and a new type of sensor.

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

Smartkem designs and develops its materials at its research and development facility in Manchester, UK and operates a field application office in Hsinchu, Taiwan, close to collaboration partner, The Industrial Technology Research Institute (ITRI), which provides product prototyping services. With its collaboration partners, Smartkem is developing a commercial-scale production process and Electronic Design Automation (EDA) tools to demonstrate the commercial viability of manufacturing a new generation of displays using its materials.

The company has an extensive IP portfolio including 140 granted patents across 17 patent families, 14 pending patents and 40 codified trade secrets. For more information, visit our website or follow us on LinkedIn.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem, Inc.'s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Industry Representatives and Media

Selena Kirkwood
Head of Communications for Smartkem

s.kirkwood@smartkem.com

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

SMARTKEM, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except number of shares and per share data)

	September 30,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$881	$7,141
Research and development tax credit receivable	404	519
Prepaid expenses and other current assets	1,079	849
Total current assets	2,364	8,509
Property, plant and equipment, net	221	269
Right-of-use assets, net	663	120
Other assets, non-current	—	6
Total assets	$3,248	$8,904

Liabilities and stockholders’ (deficit) / equity
Current liabilities
Accounts payable and accrued expenses	$4,890	$1,791
Lease liabilities, current	274	47
Other current liabilities	660	450
Total current liabilities	5,824	2,288
Lease liabilities, non-current	376	25
Total liabilities	6,200	2,313

Contingencies (Note 7)	—	—

Stockholders’ (deficit) / equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, 0 and 856 shares issued and outstanding, at September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, par value $0.0001 per share, 300,000,000 shares authorized, 5,605,043 and 3,590,217 shares issued and outstanding, at September 30, 2025 and December 31, 2024, respectively	1	—
Additional paid-in capital	123,495	122,316
Accumulated other comprehensive loss	(3,374)	(1,105)
Accumulated deficit	(123,074)	(114,620)
Total stockholders' (deficit) / equity	(2,952)	6,591
Total liabilities and stockholders’ (deficit) / equity	$3,248	$8,904

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com

PRESS RELEASE

SMARTKEM, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except number of shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$81	$—	$136	$40
Cost of revenue	5	—	34	32
Gross profit	76	—	102	8

Other operating income	181	287	711	725

Operating expenses
Research and development	2,056	1,504	5,979	3,938
General and administrative	1,331	1,578	5,700	4,784
(Gain) / loss on foreign currency transactions	59	43	(167)	75
Total operating expenses	3,446	3,125	11,512	8,797

Loss from operations	(3,189)	(2,838)	(10,699)	(8,064)

Non-operating income / (expense)
Gain / (loss) on foreign currency transactions	(732)	—	2,207	(249)
Change in fair value of the warrant liability	—	—	—	672
Interest income / (expense)	1	(4)	14	5
Total non-operating income / (expense)	(731)	(4)	2,221	428

Loss before income taxes	(3,920)	(2,842)	(8,478)	(7,636)
Income tax refund / (expense)	—	—	24	(1)
Net loss	$(3,920)	$(2,842)	$(8,454)	$(7,637)
Preferred stock deemed dividends	—	—	—	(7,094)
Net loss attributed to common stockholders	$(3,920)	$(2,842)	$(8,454)	$(14,731)

Weighted average shares outstanding - basic and diluted	8,782,766	3,308,975	7,842,215	3,068,110

Common share data:
Basic net loss per common share	$(0.45)	$(0.86)	$(1.08)	$(2.49)
Diluted net loss per common share	(0.45)	(0.86)	(1.08)	(4.80)
Dividend per common share	—	—	—	(2.31)

Net loss	$(3,920)	$(2,842)	$(8,454)	$(7,637)
Other comprehensive loss:
Foreign currency translation	800	125	(2,269)	281
Total comprehensive loss	$(3,120)	$(2,717)	$(10,723)	$(7,356)

Smartkem Ltd

Manchester Technology Center, Hexagon Tower,

Delaunays Road, Blackley, Manchester, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@smartkem.com